                                                                Sub-Item 77Q1(e)

                                 AMENDMENT NO. 1
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

      THIS Amendment dated January 23, 2012, amends the Investment Advisory Agreement (the "Agreement") dated June 1, 2010, by and between the registered investment companies as set forth on Appendix I (each, a "Fund" and collectively, the "Funds"), as the same may be amended from time to time, and Invesco Advisers, Inc., a Delaware corporation (the "Adviser").

RECITALS

      WHEREAS, the parties agree to amend the Agreement to (i) change the name of Invesco California Insured Municipal Income Trust, Invesco Insured California Municipal Securities, Invesco Insured Municipal Bond Trust, Invesco Insured Municipal Income Trust, Invesco Insured Municipal Securities and Invesco Insured Municipal Trust to Invesco California Municipal Income Trust, Invesco California Municipal Securities, Invesco Value Municipal Bond Trust, Invesco Value Municipal Income Trust, Invesco Value Municipal Securities and Invesco Value Municipal Trust, respectively, and to (ii) remove Invesco Prime Income Trust;

      NOW THEREFORE, the parties agree as follows:

      1. Appendix I and II are deleted in their entirety and replaced with the following:

                                   "APPENDIX I
                            FUNDS AND EFFECTIVE DATES

   All of the Funds referenced below are organized as Massachusetts Business
                                    Trusts.

NAME OF FUND                                          EFFECTIVE DATE OF ADVISORY AGREEMENT
---------------------------------------------------   ------------------------------------
Invesco California Municipal Income Trust                         June 1, 2010
Invesco California Quality Municipal Securities                   June 1, 2010
Invesco California Municipal Securities                           June 1, 2010
Invesco Value Municipal Bond Trust                                June 1, 2010
Invesco Value Municipal Income Trust                              June 1, 2010
Invesco Value Municipal Securities                                June 1, 2010
Invesco Value Municipal Trust                                     June 1, 2010
Invesco Municipal Income Opportunities Trust                      June 1, 2010
Invesco Municipal Income Opportunities Trust II                   June 1, 2010
Invesco Municipal Income Opportunities Trust III                  June 1, 2010
Invesco Municipal Premium Income Trust                            June 1, 2010
Invesco New York Quality Municipal Securities                     June 1, 2010
Invesco Quality Municipal Income Trust                            June 1, 2010
Invesco Quality Municipal Investment Trust                        June 1, 2010
Invesco Quality Municipal Securities                              June 1, 2010

                                   APPENDIX II
                           COMPENSATION TO THE ADVISER

      Each Fund shall pay the Adviser, out of the assets of the Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below.

FUND                                                                      ANNUAL RATE
---------------------------------------------------   ------------------------------------------------------
Invesco California Municipal Income Trust              0.27% as a percentage of average weekly net assets*
Invesco California Quality Municipal Securities        0.27% as a percentage of average weekly net assets*
Invesco California Municipal Securities                0.27% as a percentage of average weekly net assets
Invesco Value Municipal Bond Trust                     0.27% as a percentage of average weekly net assets*
Invesco Value Municipal Income Trust                   0.27% as a percentage of average weekly net assets*
Invesco Value Municipal Securities                     0.27% as a percentage of average weekly net assets
Invesco Value Municipal Trust                          0.27% as a percentage of average weekly net assets*
Invesco Municipal Income Opportunities Trust           0.50% as a percentage of average weekly net assets
Invesco Municipal Income Opportunities Trust II        0.50% as a percentage of average weekly net assets
Invesco Municipal Income Opportunities Trust III       0.50% as a percentage of average weekly net assets
Invesco Municipal Premium Income Trust                 0.40% as a percentage of average weekly net assets*
Invesco New York Quality Municipal Securities          0.27% as a percentage of average weekly net assets*
Invesco Quality Municipal Income Trust                 0.27% as a percentage of average weekly net assets*
Invesco Quality Municipal Investment Trust             0.27% as a percentage of average weekly net assets*
Invesco Quality Municipal Securities                   0.27% as a percentage of average weekly net assets*"

------------
* For the purpose of calculating the advisory fee, the liquidation preference of any Preferred Shares issued by the Fund will not be deducted from the Fund's total assets. In addition, an amount up to the aggregate amount of any other borrowings may be included in the Fund's advisory fee calculation.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

                                     ON BEHALF OF EACH FUND LISTED IN APPENDIX I

Attest:

/s/ Peter Davidson                   By: /s/ John M. Zerr
-----------------------------            ---------------------------------------
     Assistant Secretary             Name: John M. Zerr
                                     Title: Senior Vice President

(SEAL)

Attest:                                    INVESCO ADVISERS, INC.

/s/ Peter Davidson                   By: /s/ Todd L. Spillane
-----------------------------            ---------------------------------------
     Assistant Secretary             Name: Todd L. Spillane
                                     Title: Senior Vice President

(SEAL)
                                        3